UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2015

VEREIT, INC.
VEREIT OPERATING PARTNERSHIP, L.P.
(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100
Phoenix, AZ 85016
(Address of principal executive offices, including zip code)

(800) 606-3610
(Registrant's telephone number, including area code)

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ARC PROPERTIES OPERATING PARTNERSHIP, L.P.
(Former names or former address, if changed since last report.)
________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Amendment to Articles of Amendment and Restatement

Effective July 28, 2015, American Realty Capital Properties, Inc. amended its Articles of Amendment and Restatement to change its name to VEREIT, Inc. (the “Company”). To effectuate the name change, the amendment (the “Articles of Amendment”) to the Company’s Articles of Amendment and Restatement was filed with the Maryland State Department of Assessments and Taxation on July 28, 2015, pursuant to approval from the Company’s Board of Directors (the “Board”) and without action by the Company’s stockholders, as permitted by Section 2-605(a)(1) of the Maryland General Corporation Law (“MGCL”). A copy of the Articles of Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1.

Amendment to Bylaws

Pursuant to authorization of the Board as permitted by the MGCL and the provisions of the Company’s bylaws (“Bylaws”), the Bylaws were amended (the “Bylaws Amendment”) to reflect the name change described above, effective July 28, 2015. The Bylaws Amendment replaces all references in the Bylaws to American Realty Capital Properties, Inc. with references to VEREIT, Inc. A copy of the Bylaws Amendment is attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Articles of Amendment
3.2	Bylaws Amendment

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Michael Sodo
Name:	Michael Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

VEREIT OPERATING PARTNERSHIP, L.P. By: VEREIT, Inc., its sole general partner

By:	/s/ Michael Sodo
Name:	Michael Sodo
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated: July 28, 2015